Filed by the Registrant ☒

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by a Party other than the Registrant ☐

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Stone Harbor Emerging Markets Income Fund

Stone Harbor Emerging Markets Total Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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December 27, 2021

DEAR FELLOW SHAREHOLDER:

I hope you and your family had a festive, but safe and healthy holiday season. As we start the new year, I remind you that Stone Harbor Emerging Markets Income Fund and Stone Harbor Emerging Markets Total Income Fund’s (“Fund” or collectively the “Funds”) are scheduled to hold a Joint Special Meeting of Shareholders on January 27, 2022.

I previously reported that your fellow retail shareholders have shown strong support for the meeting agenda proposals by voting as your board unanimously recommended that shareholders vote FOR each proposal, including FOR all trustee nominees. Please join your fellow shareholders by taking a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone.

As a reminder, the Special Meeting relates to the proposed acquisition of Stone Harbor Investment Partners LP (“Stone Harbor”) by Virtus Partners, Inc., a subsidiary of Virtus Investment Partners, Inc. (“Virtus”). You are being asked to consider and elect twelve board nominees, approve a new investment advisory agreement and a new subadvisory agreement.

Vote by Phone by calling 1-888-498-2627 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed proxy card and following the instructions.
Vote by Mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope.

Your Funds vote tally have benefitted from substantial positive vote returns early in the voting process but it’s important that you act by taking a few minutes to vote. We continue to need vote participation from retail investors to ensure all meeting agenda proposals meet the vote requirement. Again, please refer to the voting options above.

Lastly, our proxy solicitor, Di Costa Partners (“DCP”), may contact you over the next few weeks. Please note that a DCP representative can take your vote over the phone. You can also call DCP at 1-888-498-2627 if you have any questions regarding the proxy.

Stay safe and thank you in advance for your support,

PETER J. WILBY

PRESIDENT

SHIP – R3